UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2022, Omnia Wellness Inc. (the “Company”) entered into a Waiver Letter (the “Waiver”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Waiver, Auctus agreed, effective as of November 22, 2021 to (i) irrevocably waive the events of default previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2021 (the “Default”), (ii) irrevocably waive and decline to exercise any of its rights under the Loan Documents otherwise triggered upon an event of default due to a Default (including but not limited to the acceleration of the Note, the triggering of any Default Amount and the inability to cancel and extinguish the Second Warrant in accordance with the terms of the Loan Documents). All capitalized terms used in this Item 1.01 not otherwise defined shall have the meanings ascribed to those terms in the Waiver.

The foregoing is a brief description of the terms of the Waiver and is qualified in its entirety by reference to the full text of the Waiver, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Waiver Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2022

OMNIA WELLNESS INC.

	By:	/s/ Steve Howe
	Name:	Steve Howe
	Title:	Executive Chairman